FIRST AMENDMENT TO THE
ETF FUND ADMINISTRATION SERVICING AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”) to the ETF Fund Administration Servicing Agreement, dated as of August 29, 2022 (the “Agreement”), is made and entered into by and between FUNDX INVESTMENT TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).
RECITALS
    WHEREAS, the parties have entered into an Agreement; and
WHEREAS, the parties desire to convert FundX Conservative Upgrader Fund and
 FundX Flexible Income Fund from mutual funds to ETFs; and
WHEREAS, FundX Conservative Upgrader Fund will be known as FundX Conservative ETF and FundX Flexible Income Fund will be known as FundX Flexible ETF post conversion; and
WHEREAS, this Amendment will be in effect upon the conversion to ETF on October 6, 2023 (the “Conversion Date”). However, if such conversion is not completed by October 31, 2023, this Agreement shall not go into effect; and
WHERESAS, the parties desire to amend the fee schedule to reflect the present circumstances; and
WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by the parties and authorized or approved by the Board of Trustees.
    NOW, THEREFORE, the parties agree as follows:
Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Exhibit B attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the Conversion Date.
FUNDX INVESTMENT TRUST        U.S. BANCORP FUND SERVICES, LLC

By: ______________________________    By: ________________________________
Name: ___________________________    Name: ______________________________
Title: ____________________________    Title: _______________________________
Date: ____________________________    Date: _______________________________

Exhibit A
to the
Fund Administration Servicing Agreement
Fund Names
Separate Series of Fund X Investment Trust
Name of Series
FundX ETF
FundX Aggressive ETF
FundX Conservative ETF
FundX Flexible ETF

Exhibit B
Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum where FundX Investment Group, LLC (“Adviser”) acts as investment adviser to the fund(s) in FundX Investment Trust (the “Trust”)

Annual Minimum per Fund2    Basis Points on Trust AUM2
Funds 1-5    $ —    First $ —    — bps
Funds 6-10    $ —    Next $ —    — bps
Funds 11+    $ —        Next $ —    —bps Balance    —bps

See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees
1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers – U. S. City Average index provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Pricing Services
For daily pricing of each securities (estimated 252 pricing days annually)
•$ — - Listed equity instruments and rates including but not limited to: Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
•$ — - Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Government Agency Bonds, Mortgage-Backed Securities, and Municipal Bonds
•$ — - Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
•$ — - Bank Loans
•Derivative Instruments are generally charged at the following rates:
•$ —     Interest Rate Swaps, Foreign Currency Swaps
•$ —     Swaptions
•$ —     Credit Default Swaps

$ - Intraday money market funds pricing, up to 3 times per day
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs CDO and complex derivative instruments, which may result in additional swap setup fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action Factor Services
Fee for ICE data used to monitor corporate actions
•$ — per Foreign Equity Security per Month
•$ — per Domestic Equity Security per Month
•$ — per CMOs, Asset Backed, Mortgage-Backed Security per Month
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
•$ — per security per month
SEC Modernization Requirements
•Form N-PORT $ — per year, per Fund
•Form N-CEN $ — per year, per Fund
Section 15(c) Reporting
•$ — per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report Additional 15c reporting is subject to additional charges
•Standard data source - Morningstar: additional charges will apply for other data services
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of
Trustee meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e- filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration & Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
•Base fee - $ — per fund per year
•Setup - $ — per fund group
Section 18 Daily Compliance Testing (for derivatives and leverage)
•$ — set up fee per fund complex
•$ — per fund per month
C- Corp Administrative Services
•1940 Act C-Corp - U.S. Bank Fee Schedule plus $ —
•1933 Act C-Corp - U.S. Bank Fee Schedule plus $ —
Controlled Foreign Corporation (CFC)
•U.S. Bank Fee Schedule plus $ —
Optional Tax Services:
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $ — per year
•Additional Capital Gain Dividend Estimates - (First two included in core services) - $ — per additional estimate
•State tax returns - (First two included in core services) - $ — per additional return
Tax Reporting - C-Corporations Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) - $ —
•Prepare Federal and State extensions (If Applicable) - Included in the return fees
•Prepare provision estimates - $ — Per estimate
State Tax Returns
•Prepare state income tax returns for funds and blocker entities - $ — per state return
•Sign state income tax returns - $ — per state return
•Assist in filing state income tax returns - Included with preparation of returns
•State tax notice consultative support and resolution - $ — per fund

Fund Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
Reorganization of The Upgrader Fund (FUNDX) and/or The Aggressive Upgrader Fund (HOTFX)
•$ — for one fund conversion
•$ — for two simultaneously (a single 485A and a single N-14)
•$ — for two funds in separate N-14s (but still registered in the same 485A)
NOTE: All external legal costs related to the registration and the reorganization of the fund are not included in the above fee and are an additional cost. This is a non-refundable fee. Fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC filings.
Additional Regulatory Administration Services
•Subsequent new fund launch - $ — per fund or as negotiated
•Drafting SEC exemptive order application for required relief, as negotiated Does not include outside counsel review
Ongoing Annual Regulatory Administration Services
Add the following for regulatory administration services in support of external legal counsel, including annual registration statement update and drafting of supplements
•$ — for first three active or inactive funds in same statutory prospectus
•$ — for each additional active or inactive fund in the same statutory prospectus
•Does not include outside counsel review

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
•Postage, if necessary
•Federal and state regulatory filing fees Expenses from Board of Trustee meetings Third party auditing
•EDGAR/XBRL filing (may be charged by third-party or U.S. Bank) All other Miscellaneous expenses
Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC. Extraordinary services    negotiated based upon specific requirements
•Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications